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                                 LYDALL, INC.

                                                                   Exhibit 23.1
                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement of Lydall, Inc. on Form S-8, as amended (File No. 33-93768) of our report dated February 15, 2001, relating to the consolidated financial statements and financial statement schedule of Lydall, Inc. which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Hartford, Connecticut

March 21, 2001